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                                                                    EXHIBIT 99.9

                                  ZYMETX, INC.

                                WARRANT AGREEMENT

                                October 13, 2000

Dan Schreiber
13676 Glencliff Way
San Diego, California 92130

Dear Mr. Schreiber:

         ZymeTx, Inc., a Delaware corporation (the "Company"), agrees to issue and sell to you warrants (the "Warrants") to purchase shares of common stock, $0.001 par value per share (the "Common Stock"), of the Company set forth herein, subject to the terms and conditions contained herein.

         1. Issuance of Warrants; Exercise Price. The Warrants, which shall be in the form attached hereto as Exhibit A, shall be issued to you as a result of the Purchase Agreement dated October 13, 2000 executed by the Company, Palladin Opportunity Fund, LLC and Halifax Fund, L.P. in accordance with the terms of the letter agreement dated April 3, 2000 between you and the Company (the "Letter Agreement"). The Warrants shall provide that you, or such other holder or holders of the Warrants to whom transfer is authorized in accordance with the terms of this Agreement, shall have the right to purchase the number of shares of Common Stock set forth in the Warrants for an exercise price equal to $3.432 per share (the "Exercise Price"). The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as hereinafter provided, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock and other securities and property receivable upon exercise of the Warrants. The term "Exercise Price" shall mean, unless the context otherwise requires, the price per share of the Common Stock purchasable under the Warrants as set forth in this Section 1, as adjusted from time to time pursuant to
Section 5.

         2. Notices of Record Date; Etc.. In the event of (i) any taking by the Company of a record date with respect to the holders of any class of securities of the Company for purposes of determining which of such holders are entitled to dividends or other distributions (other than regular quarterly dividends), or any right to subscribe for, purchase or otherwise acquire shares of stock of any class or any other securities or property, or to receive any other right, (ii) any capital reorganization of the Company, or reclassification or recapitalization of capital stock of the Company or any transfer in one or more related transactions of all or a majority of the assets or revenue or income generating capacity of the Company to, or consolidation or merger of the Company with or into, any other entity or person, or (iii) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant at the time outstanding a notice specifying, as the case may be, (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or any other class of stock or



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securities of the Company, or another issuer pursuant to Section 5, receivable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such event. Any such notice shall be deposited in the United States mail, postage prepaid, at least ten (10) days prior to the date therein specified, and the holder(s) of the Warrant(s) may exercise the Warrant(s) and participate in such event as a registered holder of Common Stock, upon exercise of the Warrant(s) so held, within the ten (10) day period from the date of mailing of such notice.

         3. No Impairment. The Company shall not, by amendment of its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or of the Warrants, but will at all times in good faith take any and all action as may be necessary in order to protect the rights of the holders of the Warrants against impairment. Without limiting the generality of the foregoing, the Company (a) will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, shares of Common Stock issuable from time to time upon exercise of the Warrants, (b) will not increase the par value of any shares of stock receivable upon exercise of the Warrants above the amount payable in respect thereof upon such exercise, and (c) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of the Warrants, or any of them.

         4. Exercise of Warrants. At any time and from time to time on and after the granting of the Warrants until the fifth anniversary of the granting of the Warrants, whichever is earlier, the Warrants may be exercised as to all or any portion of the whole number of shares of Common Stock covered by the Warrants by the holder thereof by surrender of the Warrants, accompanied by a subscription for shares to be purchased in the form attached hereto as Exhibit B and by a check payable to the order of the Company in the amount required for purchase of the shares as to which the Warrant is being exercised, delivered to the Company at its principal office at 800 Research Parkway, Suite 100, Oklahoma City, Oklahoma 73104, Attention: President. Upon the exercise of a Warrant in whole or in part, the Company will within five (5) days thereafter, at its expense (including the payment by the Company of any applicable issue or transfer taxes), cause to be issued in the name of and delivered to the Warrant holder a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which such holder is entitled upon exercise of the Warrant. Certificates for shares of Common Stock issuable by reason of the exercise of the Warrant or Warrants shall be dated and shall be effective as of the date of the surrendering of the Warrant for exercise, notwithstanding any delays in the actual execution, issuance or delivery of the certificates for the shares so purchased. In the event a Warrant or Warrants are exercised as to less than the aggregate amount of all shares of Common Stock issuable upon exercise of all Warrants held by such person, the Company shall issue a new Warrant to the holder of the Warrant so exercised covering the aggregate number of shares of Common Stock as to which Warrants remain unexercised.

         5. Protection Against Dilution. The Exercise Price for the shares of Common Stock and number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment from time to time as follows:

            (a) Stock Dividends, Subdivisions, Reclassifications, Etc.. In case at any time or from time to time after the date of execution of this Agreement, the Company shall (i) take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or a distribution on shares of Common Stock payable in shares of Common Stock or other class of securities, (ii) subdivide or reclassify its outstanding shares of



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         Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, then, and in each such case, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted in such a manner that the Exercise Price for the shares issuable upon exercise of the Warrants immediately after such event shall bear the same ratio to the Exercise Price in effect immediately prior to any such event as the total number of shares of Common Stock outstanding immediately prior to such event shall bear to the total number of shares of Common Stock outstanding immediately after such event.

            (b) Adjustment of Number of Shares Purchasable. When any adjustment is required to be made in the Exercise Price under this Section 5, (i) the number of shares of Common Stock issuable upon exercise of the Warrants shall be changed (upward to the nearest full share) to the number of shares determined by dividing (x) an amount equal to the number of shares issuable pursuant to the exercise of the Warrants immediately prior to the adjustment, multiplied by the Exercise Price in effect immediately prior to the adjustment, by (y) the Exercise Price in effect immediately after such adjustment, and (ii) upon exercise of the Warrant, the holder will be entitled to receive the number of shares of other securities referred to in Section 5(a) that such holder would have received had the Warrant been exercised prior to the events referred to in Section 5(a).

            (c) Adjustment for Reorganization, Consolidation, Merger, Etc.. In case of any reorganization or consolidation of the Company with, or any merger of the Company with or into, another entity (other than a consolidation or merger in which the Company is the surviving corporation) or in case of any sale or transfer to another entity of the majority of assets of the Company, the entity resulting from such reorganization or consolidation or surviving such merger or to which such sale or transfer shall be made, as the case may be, shall make suitable provision (which shall be fair and equitable to the holders of Warrants) and shall assume the obligations of the Company hereunder (by written instrument executed and mailed to each holder of the Warrants then outstanding) pursuant to which, upon exercise of the Warrants, at any time after the consummation of such reorganization, consolidation, merger or conveyance, the holder shall be entitled to receive the stock or other securities or property that such holder would have been entitled to upon consummation if such holder had exercised the Warrants immediately prior thereto, all subject to further adjustment as provided in this Section 5.

            (d) Certificate as to Adjustments. In the event of adjustment as herein provided in paragraphs of this Section 5, the Company shall promptly mail to each Warrant holder a certificate setting forth the Exercise Price and number of shares of Common Stock issuable upon exercise after such adjustment and setting forth a brief statement of facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which the Warrants shall be exercisable after any adjustment of the Exercise Price as provided in this Agreement.

            (e) Minimum Adjustment. Notwithstanding the foregoing, no certificate as to adjustment of the Exercise Price hereunder shall be made if such adjustment results in a change in the Exercise Price then in effect of less than five cents ($0.05) and any




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         adjustment of less than five cents ($0.05) of any Exercise Price shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, together with the adjustment or adjustments so carried forward, amounts to five cents ($0.05) or more; provided however, that upon the exercise of a Warrant, the Company shall have made all necessary adjustments (to the nearest cent) not theretofore made to the Exercise Price up to and including the date upon which such Warrant is exercised.

         6. Specific Performance. The Company stipulates that remedies at law, in money damages, available to the holder of a Warrant, or of a holder of Common Stock issued pursuant to exercise of a Warrant, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate. Therefore, the Company agrees that the terms of this Agreement may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         7. Successors and Assigns; Binding Effect. This Agreement shall be binding upon and inure to the benefit of you and the Company and their respective successors and permitted assigns.

         8. Notices. Any notice hereunder shall be given by registered or certified mail, if to the Company, at its principal office referred to in
Section 4 and, if to the holders, to their respective addresses shown in the Warrant ledger of the Company, provided that any holder may at any time on three
(3) days' written notice to the Company designate or substitute another address where notice is to be given. Notice shall be deemed given and received after a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

         9. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Agreement.

         10. Assignment; Replacement of Warrants. If the Warrant or Warrants are assigned, in whole or in part, the Warrants shall be surrendered at the principal office of the Company, and thereupon, in the case of a partial assignment, a new Warrant shall be issued to the holder thereof covering the number of shares not assigned, and the assignee shall be entitled to receive a new Warrant covering the number of shares so assigned. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and appropriate bond or indemnification protection, the Company shall issue a new Warrant of like tenor. The Warrants will not be transferred, sold, or otherwise hypothecated by you or any other person.

         11. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Oklahoma without giving effect to the principles of choice of laws thereof.

         12. Definition. All references to the word "you" in this Agreement shall be deemed to apply with equal effect to any persons or entities to whom Warrants have been transferred in accordance with the terms hereof, and, where appropriate, to any persons or entities holding shares of Common Stock issuable upon exercise of Warrants.


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         13. Headings. The headings herein are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions hereof.

                                       Very truly yours,

                                       ZYMETX, INC.



                                       By: [ILLEGIBLE]
                                          ------------------------------
                                                   President

Accepted as of the 13th day of October, 2000.



---------------------------------------------
Dan Schreiber





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                                                                       EXHIBIT A


                                  ZYMETX, INC.
                          COMMON STOCK PURCHASE WARRANT

         THIS IS TO CERTIFY that Dan Schreiber or his assigns as permitted in that certain Warrant Agreement (the "Warrant Agreement") dated October 13, 2000, between the Company (as hereinafter defined) and Dan Schreiber is entitled to purchase at any time or from time to time until 5:00 p.m., Oklahoma City, Oklahoma time on the fifth anniversary of the granting of this Warrant, whichever is earlier, an aggregate of 44,164 shares of Common Stock, par value $0.001 per share, of ZymeTx, Inc., a Delaware corporation (the "Company"), for an exercise price per share as set forth in the Warrant Agreement referred to herein. This Warrant is issued pursuant to the Warrant Agreement, and all rights of the holder of this Warrant are further governed by, and subject to the terms and provisions of such Warrant Agreement, copies of which are available upon request to the Company. The holder of this Warrant and the shares issuable upon the exercise hereof shall be entitled to the benefits, rights and privileges and subject to the obligations, duties and liabilities provided in the Warrant Agreement.

         The issuance of this Warrant and the shares issuable upon the due and timely exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Act"), or any similar state securities law or act, and, as such, no public offering of either this Warrant of any of the shares of Common Stock issuable upon exercise of this Warrant may be made other than under an exemption under the Act or until the effectiveness of a registration statement under such Act covering such offering. Transfer of this Warrant is restricted as provided in the Warrant Agreement.

         Subject to the provisions of the Act, of the Warrant Agreement and of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, only to the extent expressly permitted in such documents and then only at the office of the Company at 800 Research Parkway, Suite 100, Oklahoma City, Oklahoma 73104, Attention: President, by the holder hereof or by a duly authorized attorney-in-fact, upon surrender of this Warrant duly endorsed, together with the Assignment hereof duly endorsed. Until transfer hereof on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and its corporate seal to be hereunto affixed by its proper corporate officers thereunto duly authorized.

                                                 ZYMETX, INC.


(SEAL)                                           By:
                                                    ----------------------------
                                                              President


Attest:
        ------------------
         Secretary


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                                                                       EXHIBIT B

                              FORM OF SUBSCRIPTION

To ZymeTx, Inc.:

         The undersigned, the holder of Warrant Number ___, hereby irrevocably elects to exercise the purchase right represented by such Warrant, and to purchase thereunder _______________* shares of Common Stock of ZymeTx, Inc. and herewith makes a payment in cash or by check of $ thereof and requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned.


                                                     --------------------------
                                                     (Signature)

                                                     --------------------------

                                                     --------------------------
                                                     (Address)

Dated:
       -------------------

         *Insert here the number of shares set forth on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment (which adjustment will be made in the issuance of such Common Stock, other stock, securities, property, or cash) for additional Common Stock or any other stock or other securities or property or cash that, pursuant to the adjustment provisions of the Warrant, is deliverable upon exercise.

                               FORM OF ASSIGNMENT

                  (To be signed only upon transfer of Warrant)

         For value received, the undersigned hereby sells, assigns and transfers unto _________________ the right represented by Warrant Number to purchase ___ shares of Common Stock of ZymeTx, Inc. to which the attached Warrant related, and appoints ________________________ as Attorney-in-Fact to transfer such right on the books of ZymeTx, Inc. with the full power of substitution in the premises.

         The undersigned represents and warrants that the transfer of the attached Warrant is permitted by the terms of the Warrant Agreement pursuant to which the attached Warrant has been issued, and the transferee hereof, by acceptance of this Assignment, agrees to be bound by the terms of the Warrant Agreement with the same force and effect as if a signatory thereto.


                                                     --------------------------
                                                     (Signature)

                                                     --------------------------

                                                     --------------------------
                                                     (Address)

Dated:
       -------------------

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                                                                 Warrant No. 122


                                  ZYMETX, INC.
                          COMMON STOCK PURCHASE WARRANT

         THIS IS TO CERTIFY that Dan Schreiber or his assigns as permitted in that certain Warrant Agreement (the "Warrant Agreement") dated October 13, 2000, between the Company (as hereinafter defined) and Dan Schreiber is entitled to purchase at any time or from time to time until 5:00 p.m., Oklahoma City, Oklahoma time on the fifth anniversary of the granting of this Warrant, whichever is earlier, an aggregate of 44,164 shares of Common Stock, par value $0.001 per share, of ZymeTx, Inc., a Delaware corporation (the "Company"), for an exercise price per share as set forth in the Warrant Agreement referred to herein. This Warrant is issued pursuant to the Warrant Agreement, and all rights of the holder of this Warrant are further governed by, and subject to the terms and provisions of such Warrant Agreement, copies of which are available upon request to the Company. The holder of this Warrant and the shares issuable upon the exercise hereof shall be entitled to the benefits, rights and privileges and subject to the obligations, duties and liabilities provided in the Warrant Agreement.

         The issuance of this Warrant and the shares issuable upon the due and timely exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Act"), or any similar state securities law or act, and, as such, no public offering of either this Warrant of any of the shares of Common Stock issuable upon exercise of this Warrant may be made other than under an exemption under the Act or until the effectiveness of a registration statement under such Act covering such offering. Transfer of this Warrant is restricted as provided in the Warrant Agreement.

         Subject to the provisions of the Act, of the Warrant Agreement and of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, only to the extent expressly permitted in such documents and then only at the office of the Company at 800 Research Parkway, Suite 100, Oklahoma City, Oklahoma 73104, Attention: President, by the holder hereof or by a duly authorized attorney-in-fact, upon surrender of this Warrant duly endorsed, together with the Assignment hereof duly endorsed. Until transfer hereof on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and its corporate seal to be hereunto affixed by its proper corporate officers thereunto duly authorized.

                                              ZYMETX, INC.


(SEAL)                                        By: [ILLEGIBLE]
                                                 -------------------------------
                                                      President


Attest:
        -----------------------
         Secretary